Exhibit 10.1

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of September 26, 2023, by and between ROIVANT SCIENCES LTD. (the “Investor”), a Bermuda exempted limited company, and IMMUNOVANT, INC. (the “Company”), a Delaware corporation. The Investor and the Company are collectively referred to as the “Parties.”

WHEREAS, the Company intends to conduct an underwritten offering (the “Public Offering”) of shares of its common stock, par value $0.0001 per share (the “Common Shares”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Public Offering pursuant to the Company’s Registration Statement on Form S-3 (including the prospectus and prospectus supplement relating to the Public Offering, the “Registration Statement”) that is expected to price after market close on September 27, 2023;

WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to issue and sell to the Investor, a number of Common Shares equal to the number of Purchased Shares (as defined below), at a per share price equal to the Public Offering Price (as defined below), under the terms and conditions of this Agreement; and

WHEREAS, each of the Parties wishes to set forth in this Agreement certain terms and conditions regarding, among other things, the Investor’s ownership of the Common Shares being purchased hereby.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Business Day” shall mean any day other than a Saturday or Sunday or a day on which banks located in New York, New York or Bermuda are authorized or required by law to close.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Entity” shall mean any U.S., non-U.S. or supranational or transnational governmental, regulatory, self-regulatory or quasi-governmental authority, entity, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other legislative, executive or judicial governmental entity or political subdivision thereof.

“Material Adverse Effect” shall mean any events, occurrences or circumstances which have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental Entity.

“SEC” shall mean the U.S. Securities Exchange and Commission or any successor agency thereto.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries; provided, however, that the Company and its Subsidiaries will be deemed to not be Subsidiaries of the Investor for any purpose hereunder, unless otherwise expressly stated.

ARTICLE 2

PURCHASE AND SALE OF COMMON SHARES

Section 2.01. Issuance of Common Shares. Subject to the terms and conditions hereof, on the Closing (as defined below), the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase, a number of Common Shares (the “Purchased Shares”) equal to the quotient of $170,000,000 (the “Purchase Price”), divided by the public offering price of the Common Shares (the “Public Offering Price”) as set forth on the cover page of the Company’s final prospectus supplement in connection with the Public Offering (rounded down to the nearest whole number of Common Shares).

Section 2.02. Closing. The purchase and sale of the Purchased Shares shall be contingent on, and occur immediately following, the initial closing of the Public Offering pursuant to the terms of the Underwriting Agreement (the “Closing”) remotely by the exchange of documents and signatures (or their electronic counterparts) or at such place, time or date as shall be determined by agreement between the Company and the Investor.

Section 2.03. Delivery. (a) At or promptly following the Closing, the Company shall deliver to the Investor a copy of an account statement issued by the Company’s transfer agent evidencing a book entry notification for the Purchased Shares in the name of the Investor, against payment in full by the Investor of the Purchase Price.

(b) At the Closing, the Investor shall deliver to the Company payment of the Purchase Price by wire transfer of immediately available funds to a bank account designated in writing by the Company to the Investor prior to the Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as follows:

Section 3.01. Organization, Good Standing and Qualification. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted, to enter into this Agreement, to issue and sell the Purchased Shares and to carry out the other transactions contemplated under this Agreement, except, in the case of subsection , as would not reasonably be expected to (i) be material to the Company and its Subsidiaries, taken as a whole, or (ii) prohibit, prevent, materially delay or have a material adverse effect on the sale of the Purchased Shares or the other transactions contemplated under this Agreement. The Company’s Certificate of Incorporation and Bylaws, as filed with the SEC (together, the “Organizational Documents”), are true, correct and complete copies of said documents as amended and in effect on the date hereof and the Company is not in material breach thereof.

Section 3.02. Authorization. All corporate actions and approvals on the part of the Company and its directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, including the authorization, issuance and delivery of the Purchased Shares, has been taken. This Agreement has been duly executed and delivered by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights (the “Enforceability Exceptions”)).

Section 3.03. No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Company does not and shall not: (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any Governmental Entity, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (whether or not with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage, lease or permit to which the Company is a party, or under which the Company or any of its assets is bound or affected, or (c) violate or conflict with any of the provisions of the Organizational Documents; except, in the case of subsections and , as would not have a Material Adverse Effect.

Section 3.04. Valid Issuance of Purchased Shares. When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Purchased Shares shall be validly issued and outstanding, fully paid and nonassessable, issued in compliance with and free of preemptive rights, rights of first refusal or other similar rights and, assuming the accuracy of Investor’s representations and warranties set forth in Sections 4.03 and 4.04, free from any encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than restrictions on transfer under this Agreement and under federal and state securities laws.

Section 3.05. Governmental Consents. Assuming the accuracy of the representations of the Investor set forth herein, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity (collectively, the “Consents”) is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) registration or qualification, or taking such action to secure exemption from such registration or qualification, of the Purchased Shares under applicable state or federal securities laws, (b) the submission of a listing of additional shares notification to The Nasdaq Stock Market LLC (“Nasdaq”), (c) any filings required to be made under the Exchange

Act, (d) Consents that have been obtained prior to the date of this Agreement, (e) any filings required under applicable antitrust laws and (f) any Consent the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to (i) be material to the Company and its Subsidiaries, taken as a whole or (ii) prohibit, prevent, materially delay or have a material adverse effect on the sale of the Purchased Shares or the other transactions contemplated under this Agreement.

Section 3.06. Offering. Subject to the accuracy of the Investor’s representations set forth in Sections 4.03 and 4.04, the offer, sale and issuance of the Purchased Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt (a) from the registration requirements of the Securities Act and (b) from all applicable state registration or qualification requirements (in the case of this clause (b), other than those with which the Company has complied).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants as follows:

Section 4.01. Organization; Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Bermuda. The Investor has all requisite corporate power and corporate authority to enter into this Agreement, to purchase the Purchased Shares and to carry out the other transactions contemplated under this Agreement, except where the failure to have such power or authority would not reasonably be expected to prohibit, prevent, materially delay or have a material adverse effect on the purchase of the Purchased Shares or the other transactions contemplated under this Agreement.

Section 4.02. Authorization. All corporate actions and approvals on the part of the Investor and its directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Investor hereunder, including the subscription for and purchase of the Purchased Shares, has been taken. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by the Enforceability Exceptions).

Section 4.03. No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Investor does not and shall not: (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any Governmental Entity, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (whether or not with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor pursuant to any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage, lease or permit to which the Investor is a party, or under which the Investor or any of its assets is bound or affected, or (c) violate or conflict with any of the provisions of the organizational documents of the Investor; except, in the case of subsections (a) and (b), as would not reasonably be expected to prohibit, prevent, materially delay or have a material adverse effect on the purchase of the Purchased Shares or the other transactions contemplated under this Agreement.

Section 4.04. Governmental Consents. Assuming the accuracy of the representations of the Company set forth herein, no Consent is required in connection with the consummation of the transactions contemplated by this Agreement, except for any Consent the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to prohibit, prevent, materially delay or have a material adverse effect on the purchase of the Purchased Shares or the other transactions contemplated under this Agreement.

Section 4.05. Sufficient Funds. The Investor has cash in immediately available U.S. dollar funds in excess of the Purchase Price plus all other amounts payable by the Investor hereunder, to the extent applicable.

Section 4.06. Purchase Entirely for Own Account. The Purchased Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any federal or state securities or “blue sky” law, and the Investor has no present intention of selling, granting any participation, or otherwise distributing the Purchased Shares in violation of the Securities Act.

Section 4.07. Investment Experience and Accredited Investor Status. The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchased Shares. The Investor is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act). The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act. The Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising. The Investor acknowledges that: (a) it has conducted its own investigation of the Company and the terms of the Purchased Shares; (b) it has had access to the Company’s public filings with the SEC and to such financial and other information as it deems necessary to make its decision to purchase the Purchased Shares; and (c) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries and to ask questions of the Company, each as it deemed necessary in connection with the decision to purchase the Purchased Shares. The Investor further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the purchase of the Purchased Shares.

Section 4.08. Restricted Stock. The Investor understands that the Purchased Shares, when issued, shall be restricted securities under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Purchased Shares may be resold without registration under the Securities Act only in certain limited circumstances. It is understood that the certificates representing the Purchased Shares or the book entry notations evidencing the Purchased Shares shall bear the following legend:

“These securities have not been registered under the Securities Act of 1933 (the “Securities Act”). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act or a registration statement thereunder.”

Section 4.09. No Additional Representations.

(a)

The Investor acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article 3, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Article 3, the Company makes no representation or warranty with respect to (i) any matters relating to the Company or its Subsidiaries or their respective business, financial condition, results of operations, prospects or otherwise, (ii) any projections, estimates or budgets delivered or made available to the Investor (or any of its affiliates, officers, directors, employees or other representatives), including with respect to future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries, or (iii) the future business and operations of the Company and its Subsidiaries, and the Investor has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Article 3.

(b)

The Investor acknowledges and agrees that, except for the representations and warranties expressly set forth in Article 3, (i) no person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company or its business or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty shall not be relied upon by the Investor as having been authorized by the Company or any of its Subsidiaries, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Investor or any of its affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Article 3.

ARTICLE 5

COVENANTS

Section 5.01. Registration Rights. The Parties acknowledge and agree that, as between the Parties, the Purchased Shares shall be deemed to be “Registrable Securities” for all purposes of the Amended and Restated Registration Rights Agreement, dated as of September 29, 2019, including the Investor’s rights thereunder with respect to Registrable Securities.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Further Assurances. The Parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

Section 6.02. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. This Agreement and the rights and duties of each Party set forth herein may not be assigned, in whole or in part, by such Party without the prior written consent of the other Party.

Section 6.03. Entire Agreement. This Agreement (including the exhibits hereto) contains the complete understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating to the subject matter hereof.

Section 6.04. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. To the fullest extent they may effectively do so under applicable law, the Parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.05. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.06. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Section 6.07. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.08. Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth below and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service, or (d) sent by email transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted and receipt is confirmed, if transmitted by email (if such transmission is on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.

To the Company:	Immunovant, Inc.
320 West 37th Street
New York, NY 10018
	Attention:	Pete Salzmann
Email: [***]

With a copy to (which	Cooley LLP
shall not constitute	500 Boylston Street, 14th Floor
notice to the Company):	Boston, MA 02116
	Attention:	Marc Recht
Brandon Fenn
	Email:	[***]
[***]

To the Investor:	Roivant Sciences Ltd.
7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
	Attention:	General Counsel
	Email:	[***]

With a copy to (which	Davis Polk & Wardwell LLP
shall not constitute	450 Lexington Avenue
notice to the Investor):	New York, New York 10017
	Attention:	Derek Dostal
Stephen Byeff
	Email:	[***]
[***]

Section 6.09. Expenses. Each party shall pay its own fees and expenses with respect to this Agreement. The Investor shall be responsible for, and shall pay, any stock transfer taxes imposed on the sale and purchase of the Purchased Shares.

Section 6.10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

Section 6.11. Termination. This Agreement shall terminate upon the earliest to occur, if any, of: (a) with respect to the rights and obligations of the Company and the Investor, as applicable to each other, at any time upon the written consent of the Company and the Investor, (b) either the Company, on the one hand, or the Underwriters, on the other hand, advising the other in writing, prior to execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (c) the termination of the Underwriting Agreement, or (d) October 6, 2023, if the Closing has not occurred on or prior to such date.

Section 6.12. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party agrees that in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.13. Severability. If, under applicable laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (“Severed Clause”), then, it is mutually agreed that this Agreement shall endure except for the Severed Clause. The Parties shall consult and use their reasonable best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

[Remainder of page intentionally blank; signature page(s) follow(s).]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name:Matt Maisak
Title:COO, Roivant Platforms

IMMUNOVANT, INC.

By:	/s/ Peter Salzmann
Name:Peter Salzmann, M.D.
Title:Chief Executive Officer

[Signature Page to Share Purchase Agreement]